SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             CAL-MAINE FOODS, INC.
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            (Exact name of registrant as specified in its charter)


               DELAWARE                                        64-0500378
 ---------------------------------------                   -------------------
 (State of incorporation or organization)                   (I.R.S. Employer
                                                           Identification No.)

     3320 WOODROW WILSON DRIVE
        JACKSON, MISSISSIPPI                                      39209
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 (Address of principal executive offices)                       (Zip Code)


If this form relates to the                     If this form relates to the
registration of a class of                      registration of a class of
debt securities and is                          debt securities and is to
effective upon filing pursuant                  become effective simultan-
to General Instruction A(c)(1)                  eously with the effectiveness
please check the following                      of a concurrent registration
box. [ ]                                        statement under the Securities
                                                Act of 1933 pursuant to
                                                Generation Instruction A(c)(2)
                                                please check the following
                                                box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     None

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
 -----------------------------------------------------------------------------
                               (Title of Class)

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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     On October 25, 1996, Cal-Maine Foods, Inc., a Delaware corporation (the "Company"), filed its Form S-1 Registration Statement No. 333-14809 under the Securities Act of 1933 for a proposed underwritten offering of its Common Stock, par value $0.01 per share (the "Common Stock"). The Company intends to file a prospectus pursuant to Rule 424(b) of the Securities Act of 1933, and the description of the Common Stock set forth under the caption "Description of Capital Stock" in such prospectus is incorporated herein by reference.

Item 2.  EXHIBITS.

     The Common Stock is to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. Accordingly, the following exhibits required under Instruction I of the Instructions as to Exhibits of Form 8-A are incorporated by reference from the Company's Form S-1 Registration Statement No. 333-14809:

     1. Amended and Restated Certificate of Incorporation of the Company. (Exhibit 3.1)

     2. Specimen certificate for shares of Common Stock, par value $0.01 per share, of the Company. (Exhibit 4.1)

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


                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            CAL-MAINE FOODS, INC.


October 25, 1996                            By: /s/B.J. RAINES
                                                ------------------------
                                                B.J. Raines
                                                Vice President and Chief
                                                Financial Officer

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